Exhibit 5.1

LUGASH LAW CENTER

October 19, 2017
AMMO, Inc.
Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to AMMO, Inc., a Delaware corporation (the “Company”), in connection with its preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to Four Hundred Eighty-Five Thousand (485,000) shares of the Company’s common stock, par value $0.001 per share (the “Shares”), of the Company issuable under the Company’s 2017 Equity Incentive Plan (the “Plan”).
In rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement; the Articles of Incorporation of the Company, as amended; the Bylaws of the Company; the Plan; and such corporate records, certificates of public officials and other documentation as we have deemed necessary or appropriate.  We have assumed, without independent investigation, the genuineness of all signatures and the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced, or conformed copies.  As to certain matters of fact, both expressed and implied, we have relied upon representations, statements or certificates of officers of the Company.
Based upon the above, and subject to the stated assumptions, we are of the opinion that, when issued in accordance with the terms of the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
Our opinion set forth herein is limited to the corporation law of the State of Delaware and to the extent that judicial and regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations for governmental authorities are relevant, to those required under such law.  We express no opinion and make no representation with respect to any other laws or the law of any other jurisdiction.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any references to this firm in any prospectus contained therein.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.
In this firm’s opinion, the above referenced 485,000 Shares, validly registered on Form S-8, are free trading common stock shares of AMMO, Inc., and thus may be sold accordingly.
Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other document or agreement involved with the issuance of the Shares. This opinion may be relied upon by the Issuer, associated brokers and Action Stock Transfer (the “Transfer Agent”). We assume no obligation to advise any others (other than as stated herein) of facts, circumstances, events or developments which may hereafter be brought to our attention and which may alter, affect, or modify the opinions expressed herein.
The opinion expressed above is subject to the following assumptions, exceptions and qualifications:
(a)        We have assumed that (i) all information in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and (v) each natural person signing any document reviewed by us had the legal capacity to do so.

2820 Camino del Rio South ◊ Suite 314 ◊ San Diego ◊ California ◊ 92108
Direct: 619-223-3332 ◊ Facsímile: 619-649-2011

(b)        We have made no independent investigation as to the accuracy or completeness of any factual matters contained in the records, documents and certificates that we have reviewed in connection with the foregoing opinion. Further, it is this firm’s opinion that the Company has no claim, at law or in equity, against the foregoing common shares.
(c)        We are admitted to practice law in the State of California. The opinion expressed above is limited to the federal laws of the United States of America.
(d)        We are permitted to practice before the Securities and Exchange Commission and have not been prohibited from practice thereunder.
Thank you for your immediate attention to this request.  Please contact me directly at (619) 300-6971 should you have any questions.

Sincerely,

/s/ Spencer B. Lugash, Esq.
Spencer B. Lugash, Esq.